AGREEMENT FOR THE PURCHASE OF STOCK


         THIS AGREEMENT FOR THE PURCHASE OF STOCK (the "Agreement"), is entered into as of September 16, 1999, by and among Century Financial Group, Inc., a Florida corporation ("Purchaser"), and Columbia Capital Corp., a Delaware corporation (the "Company").

                                    PREMISES

         WHERAS, the Company has entered into an Agreement for the Purchase of Stock by and between CNG Financial Corporation, an Ohio corporation ("CNG") and the Company, of even date herewith (the "CLCK/CNG Stock Purchase Agreement");

         WHEREAS, Douglas R. Baetz and Glenn M. Gallant ("Century Affiliates"), the affiliates of Purchaser, are currently the principal stockholders of the Company, and have substantial knowledge of the financial condition and business prospects of the Company;

         WHEREAS, pursuant to the terms and conditions of the CLCK/CNG Stock Purchase Agreement, this Agreement provides for the right of Purchaser to purchase 1,736,512 shares of the common stock of the Company ("CLCK Common Stock"), and, under certain circumstances, an additional 1,736,512 shares of CLCK Common Stock (the 3,473,024 shares of CLCK Common Stock are collectively referred to as the "CLCK Shares") in consideration of the cancellation of the obligation of $434,128 due and payable by the Company to Purchaser ("Purchase Price"), determined in accordance with and subject to the terms and conditions of this Agreement, and the covenants, representations and warranties of each of the parties hereto; and

         WHEREAS, the parties intend and believe that it is in their best interests to enter into this Agreement and the other agreements contemplated herein;

                                    AGREEMENT

         NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE I

             REPRESENTATIONS, COVENANTS AND WARRANTIES OF PURCHASER

         As an inducement to, and to obtain the reliance of the Company, Purchaser represents and warrants, as follows:

FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

         Section 1.1 BINDING OBLIGATION; NO DEFAULT. Purchaser has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best knowledge of Purchaser, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which Purchaser is a party or by which Purchaser or the property of Purchaser may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to general principles of equity, whether applied in a proceeding in equity or at law.

         Section 1.2 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Purchaser nor compliance by Purchaser with the terms and conditions of this Agreement will: (a) require Purchaser to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which Purchaser is a party or by which Purchaser, or its properties may be subject;
(c) cause the creation or imposition of any Encumbrance (as defined hereinafter) on any assets of Purchaser; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date and the Additional Issuance Date (as defined hereinafter), conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Purchaser is subject.

         Section 1.3 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         Section 1.4 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Purchaser contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Stockholder by Purchaser and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date and the Additional Issuance Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Purchaser to the Company.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

         Section 1.5 SECURITIES WARRANTIES. With respect to the CLCK Shares to be issued and delivered by the Company to Purchaser pursuant to Section 3.1 hereof, Purchaser hereby represents and warrants to the Company that:

                  (a) The CLCK Shares are being acquired for the account of Purchaser and not with a view to sale in connection with any distribution of the CLCK Shares;

                  (b) Purchaser is acquiring the CLCK Shares hereunder without having received any form of general solicitation or general advertising;

                  (c) Purchaser or its representative, if any, has been provided with, or given reasonable access to, full and fair disclosure of all material information concerning the Company;

                  (d) Purchaser has a preexisting personal or business relationship with the Company or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, Purchaser could reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

                  (e) Purchaser understands and hereby acknowledges that the CLCK Shares will be transferred and delivered pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the CLCK Shares may bear a legend in a form satisfactory to counsel for the Company;

                  (f) Purchaser agrees that the certificates to be issued in respect of the CLCK Shares may bear a legend in a form satisfactory to counsel for the Company reflecting the status of the Shares as restricted securities under Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended (the "Securities Act") and acknowledges that the transfer agent or registrar for the Company may be instructed to restrict the transfer of the CLCK Shares in accordance with such legend and any other restrictions provided in this Agreement;

                  (g) Purchaser hereby agrees that he will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the CLCK Shares, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Securities and Exchange Commission (the "Commission") or an opinion of counsel satisfactory to the Company that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act, pursuant to an opinion of counsel satisfactory to the Company that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and does not in any way violate the terms of this Agreement; and


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

                  (h) Purchaser hereby acknowledges that: (i) the CLCK Shares referred to herein are being acquired after adequate investigation of the business plan and prospects of the Company; (ii) that Purchaser is not relying upon the accuracy of any predictions as to the future prospects or developments of the Company or its business and is well informed as to the business of the Company and has reviewed its operations and financial statements; (iii) Purchaser or his professional advisors have discussed the financial condition and business operations of the Company with the officers, directors and principal stockholders of the Company and has been afforded the opportunity to ask questions with respect thereto; and (iv) Purchaser specifically acknowledges that the CLCK Shares are speculative and involve a very high degree of risk and that there can be no assurance that the Company will achieve its business objectives.

                                   ARTICLE II

                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                 OF THE COMPANY

         As an inducement to, and to obtain the reliance of Purchaser, the Company represents and warrants, as follows:

         Section 2.1 BINDING OBLIGATION; NO DEFAULT. The Company has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best knowledge of the Company, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which the Company is a party or by which Stockholder or the property of the Company may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to general principles of equity, whether applied in a proceeding in equity or at law.

         Section 2.2 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by the Company nor compliance by the Company with the terms and conditions of this Agreement will: (a) require the Company to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which the Company is a party or by which the Company or its properties may be subject; (c) cause the creation or imposition of any Encumbrance (as defined hereinafter) on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date and the Additional Issuance Date, conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which the Company is subject.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

         Section 2.3 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         Section 2.4 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by the Company contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Purchaser by the Company and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date and the Additional Issuance Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by the Company to Purchaser.

         Section 2.5 TITLE TO THE CLCK SHARES. At the Closing Date and the Additional Issuance Date: (a) all of the CLCK Shares to be issued to Purchaser shall be duly and validly issued, fully paid and non-assessable and free from all stamp taxes, liens and charges with respect to the purchase thereof; and (b) upon issuance and delivery to Purchaser of the certificates for the CLCK Shares described in Section 3.1 of this Agreement, Purchaser shall receive good and marketable title to the CLCK Shares, all of the CLCK Shares shall be received by Purchaser as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, mortgages, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or state securities laws or as otherwise provided for in this Agreement)(collectively, "Encumbrances").


                                   ARTICLE III

                                     CLOSING

         Section 3.1 PURCHASE OF SHARES. As a result of and immediately upon the completion of the transactions contemplated by this Agreement, at the Closing, the Company shall issue and deliver to Purchaser 1,736,512 CLCK Shares in consideration of Purchaser's cancellation of the obligation of $434,128 due and payable by Purchaser to the Company (the "Purchase Price"). Notwithstanding anything to the contrary herein, the Company shall issue to Purchaser an additional 1,736,512 CLCK Shares for no further consideration, at a Closing on March 31, 2000 (the "Additional Issuance Date"), in the event that the following contingencies are satisfied: (i) that Purchaser shall procure or broker, without compensation, executed processing contracts (the "Processing Contracts") between the Company and one or more customers; (ii) that each of the Processing Contracts shall have a term length of not less than five (5) years; (iii) that the Processing Contracts shall collectively generate not less than $150,000 of processing revenues for the Company during the month of March, 2000; and (iv) that Purchaser shall pay the Second Installment Payment to the Company in accordance with the terms and conditions of the CLCK/CNG Stock Purchase Agreement.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

         Section 3.2 CLOSING. The Closing of the transactions contemplated by this Agreement with respect to the issuance of the initial 1,736,512 CLCK Shares shall be on September 16, 1999, or at such other time as the parties may agree ("Closing Date"), prior to which the consummation of the transactions contemplated hereby may not be effectuated. The Closing of the transactions contemplated by this Agreement with respect to the issuance of the additional 1,736,512 CLCK Shares if at all, shall be on March 31, 2000, or at such other time as the parties may agree ("Additional Issuance Date"), prior to which the consummation of the transactions contemplated hereby may not be effectuated.

         Section 3.3  CLOSING EVENTS.

                  (a) At each Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) this Agreement and any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Sections 5 and 6 of this Agreement;

                  (b) At each Closing, the Company shall issue and deliver to Purchaser certificates reflecting the number of CLCK Shares determined in accordance with Section 3.1 hereof, registered in the name of Purchaser; and

                  (c) At the Closing with respect to the Closing Date, Purchaser shall cancel the obligation of $434,128 due and payable by Purchaser to the Company and shall pay to Century Affiliates the sum of $150,000 from the proceeds of the First Installment Payment (as defined in the CLCK/CNG Stock Purchase Agreement) as repayment in full of an additional loan obligation owing by the Company to Century Affiliates during the pendency of negotiations between the Company and CNG in connection with the CLCK/CNG Stock Purchase Agreement.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.1 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the CLCK Shares to be issued and delivered pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. The Company is under no obligation, except as set forth herein, to register such shares under the Securities Act.

         Section 4.2 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE SHARES. The consummation of this Agreement and the transactions herein contemplated, including the issuance and delivery of the CLCK Shares to Purchaser as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, INTER ALIA, upon the circumstances under which Purchaser acquires such securities.

         Section 4.3 THIRD PARTY CONSENTS. Purchaser and the Company agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.


                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

         The obligations of Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date and the Additional Issuance Date, of the following conditions:

         Section 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date and the Additional Issuance Date with the same force and effect as if such representations and warranties were made as of the date of this Agreement (except for changes therein permitted by this Agreement), and the Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing.

         Section 5.2 OTHER ITEMS. Purchaser shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Purchaser may reasonably request.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date and the Additional Issuance Date, of the following conditions:

         Section 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Purchaser in this Agreement were true when made and shall be true as of the Closing Date and the Additional Issuance Date with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement (except for changes therein permitted by this Agreement), and Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.

         Section 6.2 OTHER ITEMS. The Company shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as he may reasonably request.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 BROKERS AND FINDERS. Neither Purchaser nor the Company, nor any of their respective officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Purchaser or the Company, as the case may be, for any investment banking fees, brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement. The parties each agree to indemnify the other against any other claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

         Section 7.2 CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

         Section 7.3 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation copy hand-delivered or sent by first class mail, addressed as follows:


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

    If to Purchaser, to:         Douglas R. Baetz, President
                                 Century Financial Group, Inc.
                                 3020 North West 33rd Avenue
                                 Second Floor
                                 Fort Lauderdale, Florida 33311
                                 Telephone no. (954) 453-6519
                                 Facsimile no. (954) 453-6557

    If to the Company , to:      Columbia Capital Corporation
                                 1157 North Fifth Street
                                 Abilene, Texas 79601
                                 Attn: Kenneth A. Klotz, Chief Executive Officer
                                 Telephone no. (915) 674-3110
                                 Facsimile no. (915) 674-3174


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

         Section 7.4 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 7.5 THIRD PARTY BENEFICIARIES. This Agreement is solely among Purchaser and Stockholder and as otherwise as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.6 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

         Section 7.7 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the reorganization and the consummation of the transactions herein contemplated.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

         Section 7.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.9 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date and the Additional Issuance Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

         Section 7.10 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

         Section 7.11 EXPENSES. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

         Section 7.12 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

         Section 7.13 BENEFIT. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         Section 7.14 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

         Section 7.15 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT

         Section 7.16 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, the parties, or any one of them, have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

         Section 7.17 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

         Section 7.18 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first above written at Abilene, Texas.

                                  ("Purchaser")

                                  CENTURY FINANCIAL GROUP, INC.



                                  By: /s/ Douglas R. Baetz
                                      ------------------------------------------
                                      Douglas R. Baetz, President


                                  ("Company")

                                  COLUMBIA CAPITAL CORPORATION



                                  By: /s/ Kenneth A. Klotz
                                      -----------------------------------------
                                      Kenneth A. Klotz, Chief Executive Officer


FINAL CENTURY/CLCK STOCK PURCHASE AGREEMENT